Exhibit 99.1

Investor Relations Contact:	Media Contact:
Carolyn Bass	Mei Li
Market Street Partners	NetSuite Inc.
415.445.3232	650.627.1063
IR@netsuite.com	meili@netsuite.com

NETSUITE ANNOUNCES FOURTH QUARTER AND FISCAL 2013 FINANCIAL RESULTS

•	Record Q4 Revenue of $115.0 Million, a 35% Year-over-Year Increase

•	Record 2013 Revenue of $414.5 Million, 34% Growth over Prior Year

•	Record Q4 2013 Operating Cash Flow of $17.3 Million, 29% Growth over Prior Year

SAN MATEO, Calif. - January 30, 2014-NetSuite Inc. (NYSE: N), the industry's leading provider of cloud-based financials / ERP and omnichannel commerce software suites, today announced operating results for its fourth quarter and fiscal year ended December 31, 2013.

Total revenue for the fourth quarter of 2013 was $115.0 million, representing a 35% increase over the prior year. Total revenue for the year was $414.5 million, a year-over-year increase of 34%.

Cash flow from operations was $17.3 million in the fourth quarter of 2013, an increase of $3.9 million, or 29%, over the same period last year. Cash flow from operations was $62.2 million for the year, an increase of $7.9 million, or 15%, over the prior year.

On a GAAP basis, net loss for the fourth quarter of 2013 was $20.2 million, or $(0.27) per share, as compared to a net loss of $9.6 million, or $(0.13) per share, in the fourth quarter of 2012. GAAP net loss for the year ended December 31, 2013 was $70.4 million, or $(0.95) per share, as compared to a GAAP net loss of $35.2 million, or $(0.50) per share, in 2012.

Non-GAAP net income for the fourth quarter of 2013 was $6.2 million, or $0.08 per share, as compared to non-GAAP net income of $4.6 million, or $0.06 per share, in the fourth quarter of 2012. Non-GAAP net income for the year ended December 31, 2013 was $19.9 million, or $0.26 per share, as compared to non-GAAP net income of $19.1 million, or $0.26 per share, in 2012.

"2013 was a record year for NetSuite, and the fourth year in a row that NetSuite delivered accelerating revenue growth. Our continued execution and growth bear witness to the fact, that as companies move their core business applications to the cloud they are moving to NetSuite and leaving the pre-cloud solutions of Microsoft, Sage and SAP behind," said Zach Nelson, CEO of NetSuite.

Conference Call
In conjunction with this announcement, NetSuite will host a conference call at 2:00 p.m. PST (5:00 p.m. EST) today to discuss the company's fourth quarter and fiscal 2013 financial results, and our outlook for the first quarter and fiscal 2014. A live audio webcast and replay of the call, together with detailed financial information, will be available in the Investor Relations section of NetSuite's website at www.netsuite.com/investors. The live call can be accessed by dialing 855-812-1881 (U.S.) or 817-385-7868 (outside the U.S.) and referencing passcode: 35613814. A replay of the call can also be accessed by dialing 855-859-2056 (U.S.) or 404-537-3406 (outside the U.S.), and referencing passcode: 35613814.

About NetSuite
NetSuite Inc. is the industry's leading provider of cloud-based financials / Enterprise Resource Planning (ERP) and omnichannel commerce software suites. In addition to financials/ERP software suites, NetSuite offers a broad suite of applications, including accounting, Customer Relationship Management (CRM), Professional Services Automation (PSA) and ecommerce that enables companies to manage most of their core business operations in its single integrated suite. NetSuite software allows businesses to automate operations, streamline processes and access real-time business information anytime, anywhere. For more information about NetSuite, please visit www.netsuite.com.

Cautionary Note Regarding Forward-Looking Statements
This press release and NetSuite's scheduled conference call contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 relating to, among other things, expectations, plans, prospects and financial results for NetSuite, including, but not limited to, our expectations regarding our products, market demand, future revenue, earnings and market share growth. These forward-looking statements are based upon the current expectations and beliefs of NetSuite's management as of the date of this press release and conference call, and are subject to certain risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. All forward-looking statements made in this press release and during the conference call are based on information available to us as of the date thereof, and NetSuite disclaims any obligation to update these forward-looking statements.

In particular, the following factors, among others, could cause results to differ materially from those expressed or implied by such forward-looking statements: the market for on-demand services may develop more slowly than expected or than it has in the past; continued adverse and unpredictable macro-economic conditions or reduced investments in on-demand applications and information technology spending; quarterly operating results may fluctuate more than expected; unexpected disruptions of service at one or more of our data centers may occur; a security breach may impact operations; risks associated with material defects or errors in our software or the effect of undetected computer viruses could impact operations; the risk of technological developments and innovations by others; our ability to successfully identify other businesses and technologies for acquisition that will complement our business and the ability to successfully acquire and integrate those businesses and technologies; the risk of loss of power or disruption in Internet service; failure to manage growth and effectively scale the organization; failure to protect and enforce our intellectual property rights; assertions by third parties that we infringe their intellectual property rights; the ability to manage operations when faced with competitive pricing and marketing strategies by competitors or changing macro-economic conditions; the risk of losing key employees; evolving government regulation of the Internet and ecommerce; changes to current accounting rules; changes in foreign exchange rates; and general political or destabilizing events, including war, conflict or acts of terrorism; and other risks and uncertainties.

Customers who purchase our services should make sure the decisions are based on features that are currently available. Please be advised that any unreleased services or features from NetSuite referenced in today's discussion or other public statements are not currently available and may not be delivered on time or at all.

For a detailed discussion of these and other cautionary statements, please refer to the risk factors discussed in filings with the U.S. Securities and Exchange Commission ("SEC"), including but not limited to our Annual Report on Form 10-K filed on February 28, 2013, Quarterly Report on Form 10-Q filed on October 30, 2013 and any subsequently filed reports on Forms 10-K, 10-Q and 8-K. All documents are available through the SEC's Electronic Data Gathering Analysis and Retrieval system ("EDGAR") at www.sec.gov or NetSuite's website at www.netsuite.com.

Non-GAAP Financial Measures
Our stated results include certain non-GAAP financial measures, including non-GAAP operating income, net income, weighted average shares outstanding, and net income per share. Non-GAAP operating income excludes expenses related to stock-based compensation expense, amortization of intangible assets, and transaction costs for business combinations. Non-GAAP net income excludes expenses related to stock-based compensation expense, amortization of intangible assets, transaction costs for business combinations, non-cash interest expense on convertible debt and income tax benefits associated with business combinations. Non-GAAP operating income and non-GAAP net income exclude these expenses as they are often excluded by other companies to help investors understand the operational performance of their business, and in the case of stock-based compensation, can be difficult to predict. We believe these adjustments provide useful comparative information to investors.

We consider these non-GAAP financial measures to be important because they provide useful measures of our operating performance and are used by our management for that purpose. In addition, investors often use measures such as these to evaluate the operating performance of a company. Non-GAAP results are presented for supplemental informational purposes only for understanding our operating results. The non-GAAP results should not be considered a substitute for financial information presented in accordance with generally accepted accounting principles, and may be different from non-GAAP measures used by other companies.

A copy of this press release can be found on our Investor Relations website at www.netsuite.com/investors. The contents of the website are not incorporated by reference into this press release.

NOTE: NetSuite and the NetSuite logo are service marks of NetSuite Inc.

NetSuite Announces Fourth Quarter and Fiscal 2013 Results

NetSuite Inc.
Condensed Consolidated Balance Sheets
(dollars in thousands)
(unaudited)

	December 31,
	2013	2012
Assets
Current assets:
Cash and cash equivalents	$451,577	$185,859
Accounts receivable, net of allowances of $833 and $701 as of December 31, 2013 and December 31, 2012, respectively	86,818	64,861
Deferred commissions	38,187	26,959
Other current assets	22,622	9,049
Total current assets	599,204	286,728
Property and equipment, net	48,183	27,210
Deferred commissions, non-current	8,405	4,784
Goodwill	84,478	35,661
Other intangible assets, net	20,460	12,420
Other assets	11,669	2,972
Total assets	$772,399	$369,775
Liabilities and total equity
Current liabilities:
Accounts payable	$4,838	$3,476
Deferred revenue	211,694	154,051
Accrued compensation	24,535	18,806
Accrued expenses	21,721	11,974
Other current liabilities	16,776	9,948
Total current liabilities	279,564	198,255
Long-term liabilities:
Convertible 0.25% senior notes, net	254,038	—
Deferred revenue, non-current	12,913	7,365
Other long-term liabilities	15,832	5,386
Total long-term liabilities	282,783	12,751
Total liabilities	562,347	211,006
Total equity:
Common stock	751	727
Additional paid-in capital	658,717	535,853
Accumulated other comprehensive income	(246)	950
Accumulated deficit	(449,170)	(378,761)
Total equity	210,052	158,769
Total liabilities and total equity	$772,399	$369,775

NetSuite Announces Fourth Quarter and Fiscal 2013 Results

NetSuite Inc.
Condensed Consolidated Statements of Operations
(dollars and shares in thousands, except per share amounts)
(unaudited)

	Three months ended December 31,		Twelve months ended December 31,
	2013	2012	2013	2012
Revenue:
Subscription and support	93,562	$68,534	$333,556	$252,903
Professional services and other	21,446	16,472	80,952	55,922
Total revenue	115,008	85,006	414,508	308,825
Cost of revenue:
Subscription and support (1)	15,167	11,135	55,269	41,857
Professional services and other (1)	21,784	15,488	79,925	53,706
Total cost of revenue	36,951	26,623	135,194	95,563
Gross profit	78,057	58,383	279,314	213,262
Operating expenses:
Product development (1)	22,886	14,429	78,312	52,739
Sales and marketing (1)	57,053	42,563	210,079	154,294
General and administrative (1)	14,287	10,134	51,693	38,469
Total operating expenses	94,226	67,126	340,084	245,502
Operating loss	(16,169)	(8,743)	(60,770)	(32,240)
Other income / (expenses) and income taxes, net (1)	(4,042)	(878)	(9,639)	(2,989)
Net loss	(20,211)	(9,621)	(70,409)	(35,229)
Net loss per share	$(0.27)	$(0.13)	$(0.95)	$(0.50)
Weighted average number of shares used in computing net loss per common share	74,851	71,977	74,085	70,713

(1)Includes stock-based compensation expense, amortization of intangible assets, transaction costs for business combinations, non-cash interest expense on convertible debt and income tax benefits associated with business combinations as follows:

	Three months ended December 31,		Twelve months ended December 31,
	2013	2012	2013	2012
Cost of revenue:
Subscription and support	$1,733	$1,135	$6,135	$4,691
Professional services and other	2,345	1,612	8,834	5,978
Operating expenses:
Product development	6,427	3,999	23,543	15,301
Sales and marketing	7,369	4,283	26,749	16,588
General and administrative	5,675	3,148	19,123	11,803
Other income / (expenses) and income taxes, net	2,875	—	5,935	—
Total	$26,424	$14,177	$90,319	$54,361

NetSuite Announces Fourth Quarter and Fiscal 2013 Results

NetSuite Inc.
Reconciliation of Net Loss Per Share to Non-GAAP Net Income Per Share
(dollars and shares in thousands, except per share amounts)
(unaudited)

	Three months ended December 31,		Twelve months ended December 31,
	2013	2012	2013	2012
Reconciliation between GAAP operating loss and non-GAAP operating income:
Operating loss	$(16,169)	$(8,743)	$(60,770)	$(32,240)
Reversal of non-GAAP expenses:
Stock-based compensation and amortization of capitalized stock-based compensation (a)	20,235	12,503	74,165	48,442
Amortization of intangible assets and business combination costs (b)	3,314	1,674	10,219	5,919
Non-GAAP operating income	$7,380	$5,434	$23,614	$22,121
Numerator:
Reconciliation between GAAP net loss and non-GAAP net income:
Net loss	$(20,211)	$(9,621)	$(70,409)	$(35,229)
Stock-based compensation and amortization of capitalized stock-based compensation (a)	20,235	12,503	74,165	48,442
Amortization of intangible assets and business combination costs (b)	3,314	1,674	10,219	5,919
Non-cash interest expense on convertible debt (c)	3,138	—	7,317	—
Income tax benefit associated with business combinations (d)	(263)	—	(1,382)	—
Non-GAAP net income	$6,213	$4,556	$19,910	$19,132
Denominator:
Reconciliation between GAAP and non-GAAP weighted average shares used in computing basic and diluted net income / (loss) per common share:
Weighted average number of shares used in computing net loss per common share	74,851	71,977	74,085	70,713
Effect of dilutive securities (stock options and restricted stock awards) (e)	1,859	2,999	2,206	3,461
Non-GAAP weighted average shares used in computing non-GAAP net income per common share	76,710	74,976	76,291	74,174
GAAP net loss per share	$(0.27)	$(0.13)	$(0.95)	$(0.50)
Non-GAAP net income per share	$0.08	$0.06	$0.26	$0.26
Use of Non-GAAP Financial Measures
To supplement our condensed consolidated financial statements presented on a GAAP basis, NetSuite uses non-GAAP measures of operating income, net income, weighted average shares outstanding and net income per share, which are adjusted to exclude stock-based compensation expense, amortization of acquisition-related intangible assets, transaction costs for business combinations, non-cash interest expense on convertible debt and income tax benefits associated with business

NetSuite Announces Fourth Quarter and Fiscal 2013 Results

combinations and includes dilutive shares where applicable. We believe these adjustments are appropriate to enhance an overall understanding of our past financial performance and also our prospects for the future.

These adjustments to our current period GAAP results are made with the intent of providing both management and investors a more complete understanding of NetSuite’s underlying operating results and trends and our marketplace performance.

The non-GAAP results are an indication of our baseline performance that are considered by management for the purpose of making operational decisions. In addition, these non-GAAP results are the primary indicators management uses as a basis for our planning and forecasting of future periods. The presentation of this additional information is not meant to be considered in isolation or as a substitute for operating loss, net loss or basic and diluted net loss per share prepared in accordance with generally accepted accounting principles in the United States. Non-GAAP financial measures are not based on a comprehensive set of accounting rules or principles and are subject to limitations.
While a large component of our expense in certain periods, we believe investors may want to exclude the effects of these items in order to compare our financial performance with that of other companies and between time periods:

(a)
Stock-based compensation is a non-cash expense accounted for in accordance with FASB ASC Topic 718. We believe that the exclusion of stock-based compensation expense allows for financial results that are more indicative of our operational performance and provide for a useful comparison of our operating results to prior periods and to our peer companies because stock-based compensation expense varies from period to period and company to company due to such things as differing valuation methodologies and changes in stock price. Additionally, we capitalize equity based compensation costs in connection with our capitalization of internally developed software costs. These equity based compensation costs are included in cost of revenue when the internally developed software costs are amortized. As such, we included these costs in the stock-based compensation line item to determine both non-GAAP operating income and non-GAAP net income.

(b)
Amortization of intangible assets and transaction costs related to business combinations resulted principally from mergers and acquisitions. Expense for the amortization of intangible assets is a non-cash item, and we believe the exclusion of this amortization expense provides for a useful comparison of our operating results to prior periods and to our peer companies. In Q2 2012, certain customers acquired in a previous business combination transitioned from their legacy service offering to a NetSuite service offering or terminated their service completely. As a result, we recorded a $401,000 impairment charge related to the legacy product's developed technology intangible asset. This impairment charge is included in amortization of intangible assets. Business combinations result in non-continuing operating expenses which would not otherwise have been incurred by us in the normal course of our business operations. We believe the exclusion of acquisition related expense items allows for financial results that are more indicative of our continuing operations and provide for a useful comparison of our operating results to prior periods and to our peer companies.

(c)
During the second quarter of 2013, we issued $310.0 million in senior convertible debt with a coupon interest rate of 0.25%. Interest is paid semiannually on June 1 and December 1 over the five year term of the debt. In connection with this convertible debt, we are required to recognize non-cash interest expense, including debt transaction costs, in accordance with the authoritative accounting guidance for convertible debt that may be settled in cash. We exclude this incremental non-cash interest expense, including debt transaction costs, for purposes of calculating non-GAAP net income and non-GAAP net income per share. We believe that excluding these expenses from our non-GAAP measures is useful to investors because the incremental interest expense does not represent a cash outflow for the company and the debt transactions cost do not represent a cash outflow for the company except in the period the debt was issued and therefore both are not indicative of our continuing operations or meaningful in evaluating current versus past business results. Finally, we believe that non-GAAP measures of profitability that exclude non-cash interest expense and debt transaction costs are widely used by analysts and investors.

(d)
In connection with our business acquisitions in the first and fourth quarters of 2013, we recorded an income tax benefit that reduced our income tax provision in each of the respective quarters. These income tax benefits are non-cash items that would not otherwise have been incurred in the normal course of our business operations. We believe that the exclusion of acquisition related items allows for financial results that are more indicative of our continuing operations and provide for a useful comparison of our operating results to prior periods and to our peer companies.

NetSuite Announces Fourth Quarter and Fiscal 2013 Results

(e)
These securities are anti-dilutive on a GAAP basis as a result of the Company's net loss, but are considered dilutive on a non-GAAP basis in periods where the Company has reported positive non-GAAP earnings.

NetSuite Announces Fourth Quarter and Fiscal 2013 Results

NetSuite Inc.
Condensed Consolidated Statements of Cash Flows
(dollars in thousands)
(unaudited)

	Twelve Months Ended December 31,
	2013	2012
Cash flows from operating activities:
Net loss	$(70,409)	$(35,229)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	15,668	11,006
Amortization of other intangible assets	6,749	4,580
Amortization of debt discount and transaction costs	7,316	—
Provision for accounts receivable allowances	1,041	616
Stock-based compensation	73,660	48,442
Amortization of deferred commissions	55,531	45,312
Excess tax benefit on stock-based compensation	(410)	(297)
Changes in operating assets and liabilities, net of acquired assets and liabilities:
Accounts receivable	(22,305)	(25,913)
Deferred commissions	(70,380)	(50,504)
Other current assets	(12,486)	(443)
Other assets	(2,329)	818
Accounts payable	1,691	1,030
Accrued compensation	6,173	940
Deferred revenue	63,510	49,524
Other current liabilities	8,771	5,453
Other long-term liabilities	444	(1,037)
Net cash provided by operating activities	62,235	54,298
Cash flows from investing activities:
Purchases of property and equipment	(20,337)	(11,843)
Capitalized internal use software	(2,056)	(3,041)
Cash paid in business combinations, net of amounts received, and equity investments	(58,630)	(9,221)
Net cash used in investing activities	(81,023)	(24,105)
Cash flows from financing activities:
Proceeds from issuance of convertible 0.25% senior notes	310,000	—
Payments of issuance costs on convertible 0.25% senior notes	(8,260)	—
Payments under capital leases	(744)	(726)
Payments under capital leases and long-term debt - related party	(2,612)	(1,550)
Payments to repurchase common stock	(30,000)	—
RSU acquired to settle employee withholding liability	(162)	(257)
Excess tax benefit on stock-based compensation	410	297
Proceeds from issuance of common stock, net of issuance costs	16,944	15,968
Net cash provided by financing activities	285,576	13,732
Effect of exchange rate changes on cash and cash equivalents	(1,070)	486
Net change in cash and cash equivalents	265,718	44,411
Cash and cash equivalents at beginning of period	185,859	141,448
Cash and cash equivalents at end of period	$451,577	$185,859